SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): April 13, 2007

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

440 Route 22, Bridgewater, New Jersey 08807 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (866) 322-2525

One Executive Drive, Fort Lee, New Jersey 07024
(Former name or former address, if changed since
last report)

Item 1.01 Entry Into A Material Definitive Agreement

EMPLOYMENT AGREEMENT

On April 16, 2007 (the "Effective Date") the Company and Jeffrey Campbell entered into an employment agreement ("Agreement") in connection with Mr. Campbell's new position as Executive Vice President and Chief Financial Officer of the Company. The key terms of the Agreement are as follows:

Mr. Campbell will receive base compensation at the rate of $400,000 per annum plus an executive allowance equal to that paid to other senior executives of the Company (at a rate of $28,600 per annum).

Mr. Campbell's target bonus under the Company's Incentive Compensation Plan will be 50% of his base salary. For purposes of his bonus for the 2007 fiscal year, the 50% target bonus will only apply to the aggregate base salary he receives from the Effective Date to December 31, 2007. For that portion of the 2007 fiscal year during which Mr. Campbell served as interim Chief Financial Officer (January 1, 2007 to the Effective Date), he will be paid, on the day that employees receive payment of their 2007 bonus, a guaranteed bonus at the rate set forth in Section 2(ii) of the letter agreement between him and the Company, dated September 20, 2006, which amount may, at the discretion of the Company, be increased based upon Company and/or individual performance in accordance with the terms contained in the Company's Incentive Compensation Plan.

On May 15, 2007, Mr. Campbell will be awarded a nonqualified stock option to purchase 14,000 shares of the Company's Class A Common Stock with a grant/exercise price equal to the closing stock price of these shares on the date of grant.

On May 15, 2007, Mr. Campbell will be awarded a performance based restricted stock unit award, which will consist of a target of 3,100 restricted units. The number of restricted units that he will be entitled to on the Full Vesting Date (as defined in the corresponding award agreement) will be based on the goals set for threshold, target and maximum EBITDA goals as described in the award agreement.

Mr. Campbell will be eligible to receive benefits under the Company's Severance and Change in Control Plans, as may be amended from time to time.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of that Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

  On April 13, 2007, Glen Hess, a Director of the Company, informed the Company that he does not intend to stand for re-election at the Company's 2007 Annual Meeting.

  As described in Item 1.01 above, on April 16, 2007, Jeffrey S. Campbell, age 49, entered into an agreement with the Company to become Executive Vice President, Chief Financial Officer of the Company, effective as of April 16, 2007. Mr. Campbell joined the Company in October, 2002 as Vice President and Controller. He became Vice President, Finance of the Company in April, 2005 and assumed the position of Interim Chief Financial Officer in September 2006. Prior to his employment by the Company, he was the Assistant Corporate Controller of Ingersoll Rand Company, a position which he held from September, 1998 until he joined the Company. There is no family relationship between Mr. Campbell and any of the Company's directors or other executive officers.

Item 9.01. Financial Statement and Exhibits

d) Exhibits.

10.1 Employment Agreement, between the Company and Jeffrey S. Campbell, dated April 13, 2007, is filed as an Exhibit to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Robert F. Wrobel Secretary

Date: April 18, 2007